EXHIBIT 10.2

                                    AGREEMENT

      THIS AGREEMENT (the "AGREEMENT") made this 28th day of March, 2005 (the "EFFECTIVE DATE") between OccuLogix(R), Inc. ("OCCULOGIX"), a corporation incorporated under the laws of the State of Delaware, and Rheogenx(TM) Biosciences Corporation (the "PURCHASER"), a corporation incorporated under the laws of the State of Delaware.

      WHEREAS OccuLogix wishes to sell the Products (as hereinafter defined) to the Purchaser, and the Purchaser wishes to purchase the Products from OccuLogix, under the terms provided herein.

      AND WHEREAS OccuLogix and the Purchaser also desire to develop a joint marketing relationship to promote the use of the RHEO System and the Purchaser's mobile apheresis business and to provide for certain other business arrangements.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

      1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set forth below, unless the context requires otherwise:

      "ADVERSE PATIENT EVENT" means an "Unanticipated Adverse Device Effect" that is reported or is reportable to the FDA under the Code of Federal
Regulations, Part 21 CFR 812, or any successor regulation, and any "Adverse Event" that is reported or is reportable under the Medical Device Reporting regulations as defined in the Code of Federal Regulations, Part 21 CFR 803, or any successor regulation, in each case, whether or not such event is actually reported to the FDA.

      "AFFILIATE(S)" means, in respect of a Person (the "FIRST PERSON"), another Person that, directly or indirectly: (i) controls the First Person, (ii) is controlled by the First Person or (iii) is controlled by the same Person that controls the First Person. In this definition, "control" means ownership of more than 50% of another Person or the power to direct decisions of another Person, including the power to direct management and policies of another Person whether by reason of ownership, contract or otherwise.

      "BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the State of Florida for the transaction of banking business.

      "CHANGE OF CONTROL" means the  occurrence of any of the following  events:
(i) any Person acquires or becomes the beneficial owner of, or a combination of Persons acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Purchaser, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect; (ii) any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Purchaser; (iii) the Purchaser merges with one or more corporations other than a wholly-owned subsidiary, where a majority of the Purchaser's stockholders immediately prior to such transaction do not hold a majority of the issued and outstanding securities of the combined company, but in any case this Change of Control provision shall not be applied to the solicited merger of the Purchaser with HemaCare Corporation regardless of the outcome of the ownership of the Purchaser's securities post-merger; (iv) the Purchaser sells, leases or otherwise disposes of all or substantially all of its assets and undertaking, whether pursuant to one or more transactions; or (v) the Purchaser enters into any transaction or arrangement which would have the same or similar effect as the transactions described in (ii), (iv) or (v).

      "CONFIDENTIAL INFORMATION" of a party means any and all material and information of a party or any of its Affiliates or licensors (in this definition, the "DISCLOSING PARTY") which has or may come into the possession or knowledge of the other party or any of its Affiliates (in this definition, the "RECIPIENT PARTY") in connection with or as a result of entering into this Agreement, including information concerning the Disclosing Party's past, present, and future customers, suppliers, finances, affairs, technology and business. For the purposes of this definition, "information" and "material" includes know-how, data, patents, copyrights, trade secrets, processes, techniques, programs, designs, designs obtained by reproducing or reverse-engineering product, formulae, marketing, advertising, financial, commercial, sales or programming materials, written materials, compositions, drawings, proposals, notes, records, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas, concepts, and other data, in oral, written, graphic, electronic or any other form or medium whatsoever, and shall include all Intellectual Property Rights and any information identified by the Disclosing Party as confidential, or which the Recipient Party should reasonably know would constitute Confidential Information. Notwithstanding the foregoing, "Confidential Information" does not include the following information:

      (i) information which is publicly available when it is received by or becomes known to the Recipient Party or which subsequently becomes publicly available through no fault of the Recipient Party (but such information will be considered Confidential Information until such time as it becomes publicly available);

      (ii) information which is already known to the Recipient Party at the time of its disclosure to the Recipient Party by the Disclosing Party and is not the subject of an obligation of confidence of any kind;

      (iii) information which is independently developed by the Recipient Party without any use of or reference to the Confidential Information of the Disclosing Party where such independent development can be established by evidence that would be acceptable to a court of competent jurisdiction; and

      (iv) information which is received by the Recipient Party in good faith from a third party whom the Recipient Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Recipient Party subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received.

      "FDA" means the United States Food and Drug Administration.

      "FDA APPROVAL" means the approval of the FDA being sought by OccuLogix for the RHEO System for use in treatment of non-exudative age-related macular degeneration (the specific labeling of which treatment will be determined by the FDA).

      "FILTERS" means the filters described in Schedule 1 attached hereto, and any new versions of such filters or improvements thereto, or replacement or substitution filters, that OccuLogix, in its sole discretion, may from time to time sell in the regular course of its business.

      "GEOGRAPHIC AREA" means any Canadian or U.S. city, town or municipality, and its surrounding area to an extent of a 50-mile radius thereabout, that is specified in the Geographic Areas Schedule, attached hereto as Schedule 2, as it may be amended from time to time by the parties hereto.

      "INTELLECTUAL PROPERTY RIGHTS" means:

      (a) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trademark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law or (vi) any other statutory provision or common law principle applicable to this Agreement, including trade secret law, which may provide a right in either ideas, formulae, algorithms, concepts, inventions, documentation, Confidential Information or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and

      (b) any and all applications, registrations, licenses, sub-licenses, franchises, agreements, renewals or any other evidence of a right in any of the foregoing.

      "PATIENT INFORMATION" means all information, data and test results collected by the Purchaser in connection with the use of the Products with patients, provided that such information, data and test results will be provided to OccuLogix in such form so that the patients will not be identified in accordance with the standard of de-identification of protected health information set forth in CFR ss. 164.514.

      "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity.

      "PRODUCTS" means, together, the Pump, Tubing Sets and the Filters and any new versions of such products or improvements thereto, or replacement or substituted products, that OccuLogix, in its sole discretion, may from time to time sell in the regular course of its business.


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

      "PUMP" means the OctoNova(R) Apheresis Machine described in Schedule 1 attached hereto and any new versions of such product or improvement thereto, or replacement or substitution products, that OccuLogix, in its sole discretion, may from time to time sell in the regular course of its business.

      "RHEO SYSTEM" means the Products used to perform Rheopheresis and consisting of a Pump and a disposable treatment set, containing the Filters and Tubing Sets, through which the patient's blood circulates.

      "RHEO  THERAPY"  means  the  performance  of  Rheopheresis  using the RHEO
System.

      "SECTION  510  APPROVAL"  means  approval of the FDA  granted  pursuant to section 510(k) of the U.S. Food, Drug and Cosmetic Act.

      "THIRD PARTY" shall mean any Person other than OccuLogix, the Purchaser and their respective Affiliates.

      "TUBING SETS" means the disposable tubing sets forming part of the RHEO System.

      1.2 EXTENDED MEANINGS. Unless the context requires otherwise, words importing the singular include the plural and vice versa, and words importing gender include all genders. The terms "including" and "include" shall mean "including without limitation" and "include without limitation," respectively.

      1.3 REFERENCES TO "OCCULOGIX" AND "PURCHASER". Unless the context requires otherwise, in this Agreement, references to "OCCULOGIX" are references to OccuLogix, Inc. and all of its Affiliates, and references to the "PURCHASER" are references to Rheogenx Biosciences Corporation and PhereSys Therapeutics and all of their respective Affiliates.

      1.4 CURRENCY. Unless otherwise stated, all dollar amounts referred to in this Agreement are in United States dollars.

      1.5 LEGAL COUNSEL. The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

      1.6 REMEDIES CUMULATIVE. Unless otherwise expressly stated herein, all rights and remedies of either party under this Agreement are in addition to such party's other rights and remedies and are cumulative, not alternative.

      1.7 AGREEMENT AND SCHEDULE AMENDMENT AND SUPPLEMENT. Except as expressly set out in this Agreement, this Agreement, including each Schedule to this Agreement, may not be amended or supplemented except by mutual written agreement of at least one authorized representative of each of the parties. Any such agreement will expressly state that it is intended to amend or supplement, as the case may be, this Agreement.

      1.8 SCHEDULES. This Agreement includes and incorporates the following schedules:

            Schedule 1 - Product List and Prices

            Schedule 2 - Geographic Areas Schedule

                                   ARTICLE 2
                        PRODUCTS AND PATIENT INFORMATION

      2.1 PURCHASE. Upon submission of a purchase order by the Purchaser ("ORDER") and acknowledgment and acceptance of such Order by OccuLogix, OccuLogix will sell, and the Purchaser will purchase, the Products at the prices specified in Schedule 1 attached hereto, as such prices may be adjusted from time to time pursuant to Section 2.7 hereof. Each such Order shall be in writing in a form reasonably acceptable to OccuLogix and shall specify the quantity of each of the Products ordered, the place of delivery and the requested delivery date therefor, which shall not be less than 60 days after the date of such Order. Until such time as the FDA Approval is granted, OccuLogix will have no obligation to deliver any Products to the Purchaser at any location in the United States. In the event of a conflict between the terms and conditions of any Order and this Agreement, the terms and conditions of this Agreement shall prevail, and any additional or different terms shall be of no force or effect.

      2.2 RIGHT TO REJECT ORDERS. OccuLogix shall have the right to reject any order placed by the Purchaser if the Purchaser is in breach of any of its material obligations under this Agreement. The Purchaser's Order shall be deemed accepted when it is acknowledged and accepted by OccuLogix in writing. Any Order that OccuLogix fails to accept or reject within five business days of receipt of such Order from Purchaser shall be deemed accepted. Subject to Section 2.3, below, the Purchaser may not cancel any order after it is accepted by OccuLogix without the written consent of OccuLogix. 2.3 DELIVERY SCHEDULE. OccuLogix shall make commercially reasonable efforts to deliver the Products in accordance with the delivery schedules set forth in the accepted Orders. However, if anything beyond the control of OccuLogix prevents OccuLogix from completely filling Orders accepted by OccuLogix in accordance with this Section 2.3, OccuLogix shall immediately notify Purchaser of any such delay in writing and the expected delivery date(s) for the unshipped portion of the Order. The Purchaser shall have the right to cancel the unshipped portion of any Order for which OccuLogix indicates an expected delivery date of more than 45 days after the original delivery date requested by the Purchaser, provided that the Purchaser notifies OccuLogix, within five business days of receipt of notice of delayed delivery, of the Purchaser's intention to exercise of its right of cancellation under this
Section 2.3.

      2.4 DELIVERY. All Products supplied under this Agreement shall be shipped f.o.b. the place of manufacture to such location as designated by the Purchaser. Title and risk of loss and damage to the Products purchased by the Purchaser hereunder shall pass to the Purchaser upon receipt by delivery to the applicable carrier.

      2.5 PACKAGING. All Products supplied under this Agreement shall be packaged in such manner as OccuLogix reasonably determines, in all cases consistent with industry practice for the shipment of similar goods.

      2.6 INABILITY TO SUPPLY. OccuLogix shall not be liable for failure to supply Products or for the late delivery of Products if (i) OccuLogix orders the Products (or components thereof) from its supplier(s) and such supplier(s) fail to deliver such Products or components thereof) or (ii) OccuLogix's supplier terminates its agreements with OccuLogix for the supply of the Products (or components thereof). In the event of the occurrence of (i) above, OccuLogix will
(i) use commercially reasonable efforts to notify the Purchaser as promptly as practicable of the circumstances, (ii) discuss with the Purchaser ways in which to remedy the circumstances and (iii) use commercially reasonably efforts to supply the ordered Products as promptly as practicable thereafter.

      2.7 MOST FAVOURED NATION. OccuLogix will not sell the Products to the Purchaser at a price that is less favourable than OccuLogix's lowest list price in effect at the time of submission of the Order. In the event that OccuLogix sells Products to another customer at a price per unit (including any rebates, incentives, offsets or other discounts) that is less than the price per unit payable by the Purchaser pursuant to this Agreement, OccuLogix shall provide the Purchaser with a credit for any excess amount charged to the Purchaser with respect to any Products which were shipped to the Purchaser after the date on which such lower price was offered to such other customer. In addition, OccuLogix will use its best efforts to expedite processing of all accepted orders from the Purchaser and shall make all commercially reasonable efforts to prioritize the processing, shipment and delivery of the Purchaser's Orders. For greater certainty, commercially reasonable efforts will not require OccuLogix to fill any Orders submitted by the Purchaser before filling any orders of OccuLogix's other customers which were submitted prior to the submission of the Purchaser's Orders, but will require OccuLogix to fill any Orders submitted by Purchaser before filling any orders of OccuLogix's other customers which were submitted after the submission of the Purchaser's Orders.

      2.8 PATIENT INFORMATION. The Purchaser will provide OccuLogix with copies of such Patient Information as OccuLogix may reasonably request from time to time. The parties agree that the Patient Information shall be collected and held in accordance with applicable privacy legislation.

      2.9 APPROVALS. OccuLogix agrees to seek Section 510 Approval for the Pump for non-Rheopheresis therapies, at its own cost and expense.

      2.10 NOTICE OF ADVERSE EFFECTS. OccuLogix shall provide notice to the Purchaser promptly upon OccuLogix learning of any Adverse Patient Event that is experienced by patients during use of any of the Products.

                                   ARTICLE 3
                       MARKETING AND OTHER RELATIONSHIPS

      3.1 JOINT MARKETING CAMPAIGN. OccuLogix and Purchaser shall cooperate in connection with, and, as described below, devote such resources as are necessary for, the preparation and implementation of a joint marketing campaign to promote both the RHEO System and the Purchaser's mobile apheresis business, in all cases subject to applicable law, including any necessary approvals from the FDA and any labeling restrictions or follow-on requirements imposed thereby ("JOINT MARKETING CAMPAIGN").


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

      The Joint Marketing Campaign shall include the following:

      (a) Preparation of written materials and other media used in the joint marketing to, and/or education of, healthcare institutions, healthcare facilities, healthcare providers (collectively, "HEALTHCARE MARKET"), healthcare recipients and others;

      (b) The contribution of suitable resources, including personnel as determined by the parties' representatives, as set forth below;

      (c) Cost sharing for the preparation and production of marketing and educational materials;

      (d)   Co-sponsorship  of  seminars,  meetings,   presentations  and  other
            promotional and educational events;

      (e) Co-promotion to the Healthcare Market, including healthcare providers' facilities and practices, and at healthcare facilities and institutions, as may be agreed upon by OccuLogix and the Purchaser;

      (f) Suitably positioned links on each party's websites to the other party's websites, in each case with a brief description of the relationship established by this Agreement, with such language to be approved in advance by both parties;

      (g) Coordination of any and all necessary joint activities with respect to third party payors, insurance, billers and/or intermediaries; and

      (h) All other activities and materials as agreed upon by the parties in writing.

In order to develop and implement the Joint Marketing Campaign, representativesof OccuLogix and the Purchaser shall meet within sixty (60) days of the Effective Date to determine the resources necessary to proceed with the development and implementation of the Joint Marketing Campaign, and to discuss allocating such resources as they believe desirable to ensure a successful Joint Marketing Campaign. Representatives of OccuLogix and the Purchaser shall thereafter meet regularly to analyze the effectiveness of the Joint Marketing Campaign and revise such Joint Marketing Campaign based on the then prevalent market conditions and, among other things, changes in the Purchaser's service offering and markets served. Notwithstanding any other provision of this Agreement, neither party shall use any promotional material or advertising relating in any manner to the other party, or the other party's business, without such other party's written consent other than such materials as are developed and produced jointly by the parties pursuant to this Article 3.

      3.2 RHEOPHERESIS PREFERRED PROVIDER STATUS. Representatives of OccuLogix shall provide information and marketing materials related to the Purchaser's mobile apheresis business and other services to the Healthcare Market, including to physicians and other healthcare providers, and to Persons who express interest to, OccuLogix about the provision of RHEO Therapy to his or its patients. Should any physician or other healthcare provider purchase, or express an intention to purchase, Products or services offered by OccuLogix directly from OccuLogix either for his or its own account or for the development of an affiliated clinic which is offering or intends to offer Rheopheresis, OccuLogix


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

shall have no further obligation to attempt to co-market the Purchaser's mobile apheresis or other services to such physician or healthcare provider. Furthermore, OccuLogix's obligations to co-market the Purchaser's mobile apheresis services and other services hereunder are further limited to those Geographic Areas in which the Purchaser has operations as identified in the then current Geographic Areas Schedule, attached hereto as Schedule 2, or where the Purchaser has notified OccuLogix that it is making bona fide preparations to initiate operations in the Geographic Area within ninety (90) days of such notification. This limitation on OccuLogix's co-marketing obligations will be modified from time to time as the parties communicate regularly about the latest developments in RHEO Therapy and the Purchaser's capabilities as it expands nationally and based on updates to the Geographic Areas Schedule as provided from time to time by the Purchaser and agreed to by OccuLogix, which agreement shall not be unreasonably withheld. The information and marketing materials to be distributed by OccuLogix shall be those materials as agreed to by the parties pursuant to Section 3.1 and any other materials that are supplied to OccuLogix by the Purchaser from time to time, provided that such other materials meet with OccuLogix's approval, which approval may not be withheld unreasonably. The Purchaser shall be responsible for all costs associated with the production and delivery to OccuLogix of the materials not previously agreed upon by the parties pursuant to Section 3.1.

      3.3 THERAPEUTIC APHERESIS PREFERRED PROVIDER STATUS. OccuLogix agrees to provide information and marketing materials related to the Purchaser's mobile apheresis and other services to any customer and/or potential customer of OccuLogix that expresses interest to OccuLogix in RHEO Therapy, including, in particular, those interested in outsourcing contract mobile therapeutic apheresis services; provided that the Purchaser is at such time providing contract mobile therapeutic apheresis in the Geographic Area in which such customer inquires about such services or where the Purchaser has notified OccuLogix that it is making bona fide preparations to initiate operations within 90 days thereof. This limitation will be modified from time to time by updates to the Geographic Areas Schedule, attached hereto as Schedule 2. The information and marketing materials to be distributed by OccuLogix shall be those materials as agreed to by the parties pursuant to Section 3.1 and any other materials that are supplied to OccuLogix by the Purchaser from time to time, provided that such other materials meet with OccuLogix's approval, which approval may not be withheld unreasonably. The Purchaser shall be responsible for all costs associated with the production and delivery to OccuLogix of the materials not previously agreed upon by the parties pursuant to Section 3.1.

      3.4  EXCLUSIVITY.  The  obligations and rights created by Sections 3.2 and
3.3 shall be exclusive with respect to each of the parties for a period of five years commencing on the date of OccuLogix's first commercial sale of the RHEO System in the United States; provided, however, that such provisions shall become non-exclusive at the end of the twelve-month period commencing on the Effective Date if, at such time, the Purchaser is not actively providing mobile apheresis services in at least 15 states of the United States. At the end of the aforementioned five-year exclusivity period, the parties will agree to extend the exclusivity of the rights and obligations created by Sections 3.2 and 3.3 by a period of one year (the "EXTENDED EXCLUSIVITY PERIOD"), provided that the Purchaser was the single largest user of the Products in the immediately preceding 12-month period, measured by dollar volume of sales of Products. On each anniversary of the Extended Exclusivity Period, the parties will agree to extend the exclusivity of the rights and obligations created by Section 3.2 and
3.3 by a period of one year, provided, always, that the Purchaser was the single largest user of the Products in the 12-month period immediately preceding such anniversary, measured by dollar volume of sales of Products, until such time as exclusivity of such rights and obligations is not extended by the parties by reason of the fact that the Purchaser no longer enjoys the status of the single largest user so measured.

      3.5 ACCESS TO TRAINING. The Purchaser shall, at the request of OccuLogix, provide to OccuLogix and its customers training relating to the procedural elements of RHEO Therapy and/or Rheopheresis, including ongoing continuing medical education and quality assurance training, at a cost equal to the fair market value of such training, provided that such cost shall not be less than the cost to the Purchaser of providing such training.

      3.6 MANUFACTURERS' SPECIFICATIONS. OccuLogix shall provide to the Purchaser in advance of shipment of any Products, a copy of any materials published by the manufacturer regarding its specifications for each of such Products, to the extent permitted by the manufacturer to be provided to the Purchaser, and, if available sooner, as soon as such published materials are available to OccuLogix.

                                   ARTICLE 4
                WARRANTY, LIMITATION OF LIABILITY AND INDEMNITY

      4.1 WARRANTIES AND LIMITATIONS.

      (a) OccuLogix warrants that at the time it delivers the Pumps to Purchaser, and after any maintenance or repairs performed on the Pumps by OccuLogix or its agents, that the Pumps will be in proper working order in accordance with the manufacturer's specifications. Except as set forth in the preceding sentence, OccuLogix makes no warranties, express or implied with respect to the Pumps. All products shall operate and perform in accordance with the manufacturer's specifications as provided by OccuLogix to the Purchaser. Other than as set forth herein, OccuLogix expressly disclaims all representations, warranties, conditions and obligations relating to the Products, whether written, oral, statutory, implied, arising from a course of conduct or usage of trade or otherwise, including any warranty of non-infringement and any implied warranty of merchantable quality or fitness for a particular purpose. The parties expressly disclaim the application of the United Nations Convention on contracts for the international sale of goods. At all times during the term of this Agreement while the Purchaser is in possession of the Products, the Purchaser shall have the benefits of any of OccuLogix's rights under applicable manufacturer's warranties with respect to the Products, if any, and, to the extent assignable, such warranties are hereby assigned during the term of this Agreement by OccuLogix, including manufacturer's one-year parts and labor warranty of the Pumps. OccuLogix shall provide the Purchaser with copies of the manufacturer's warranties for each of the Products that are ordered by Purchaser or that Purchaser expresses an interest in ordering. The Purchaser shall take all reasonable actions to enforce such warranties when available but will not attempt to repair the Products during the manufacturer's one-year warranty. OccuLogix covenants that it will afford the Purchaser the benefit of any warranty on the Products, if any, that it offers to any other purchaser.

      (b) OccuLogix does not represent or warrant the fitness of the Products for any purpose (including any purpose expressly disclosed by the Purchaser) nor does OccuLogix represent or warrant that the Products will have or possess any particular quality or state, other than conformity to the manufacturer's specifications.

      (c) OccuLogix's liability to the Purchaser in relation to this Agreement and the Products shall be limited, in all circumstances, to the Purchaser's direct damages to a maximum amount equal to the payments paid by the Purchaser to OccuLogix under this Agreement for the Products that gave rise to the claim for damages. Without limiting the generality of the foregoing, in no event shall OccuLogix have any liability arising out of or otherwise relating to this Agreement or the Products for: (i) damages arising out of or relating to any results produced by the Products; or (ii) consequential, incidental, special, collateral, punitive, exemplary or indirect damages (including loss of goodwill, loss of profits or revenues, loss of savings, loss of use, interruption of business, injury or death to persons, damage to property and claims of patients or other users), whether based on breach of contract (including fundamental breach), tort (including negligence) or arising in equity, even if OccuLogix has been advised of the possibility of such damages.

      4.2 PURCHASER'S COVENANTS.

      The Purchaser covenants the following:

      (a) it will not resell or distribute the Products other than as necessary for provision of apheresis services and the Purchaser's mobile apheresis business, except with the prior written consent of OccuLogix;

      (b) it will, at its sole expense, diligently operate and/or use the Products safely, at a high level of quality, and in accordance with the specifications provided by OccuLogix to the Purchaser from time to time;

      (c) to the extent specified in any manufacturer's materials provided by OccuLogix to the Purchaser prior to submission of an Order, it will use the Products only at facilities that meet the manufacturer's requirements, if any;

      (d) it will, at its sole expense, store, operate and use the Products in accordance with all applicable laws, rules, statutes, regulations, orders, judgments, directives or similar requirements, including any industry standards or other requirements relating to medical devices;

      (e) that without the prior written consent of OccuLogix which will not be unreasonably withheld, it will not use, or cause to be used, any of the Products in any off-label manner whatsoever or pursue, or in any way be involved in, any clinical studies or other research activities using or involving any of the Products, provided that upon reasonable request by a physician or other health care provider, OccuLogix shall not unreasonably withhold its consideration to provide such consent;

      (f) it will, at its sole expense (other than covered maintenance and warranty work), keep the Products in good repair, condition and working order and will not remove any markings, labels or other proprietary notices or do anything that would disparage or adversely affect the reputation or goodwill of OccuLogix or its suppliers of the Products;

      (g) it will not make any alterations, additions or improvements to, or in any way tamper with, the Products other than as approved in advance by OccuLogix or the manufacturer;

      (h) it will promptly notify OccuLogix, in writing, upon becoming aware of any problems, complaints, Adverse Patient Events or claims regarding the Products or the use of the Products;

      (i) it acknowledges that as between the Purchaser and OccuLogix, OccuLogix is the sole and exclusive owner of the entire right, title and interest in and to the following registered and unregistered trade-marks and trade names in Canada and the United States.: RHEO, RHEOTHERAPY, RHEOPHERESIS, RHEO CLINIC, VASCULAR SCIENCES, OCCULOGIX, OUR VISION IS YOUR VISION, RHEOGENX and any trade-marks that are now used by, or registered in the name of, OccuLogix (collectively, the "OCCULOGIX MARKS"), and the Purchaser covenants to not use, or assert any rights in, the OccuLogix Marks or any confusingly similar trade-marks or trade names, without the express written permission of OccuLogix, Inc.

      4.3 INDEMNITY.

      (a) Subject to Section 4.1(c), OccuLogix shall indemnify, defend and hold the Purchaser harmless, and hereby forever releases and discharges the Purchaser, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of OccuLogix under this Agreement or (b) the gross negligence or willful misconduct of OccuLogix or any of its Affiliates in the performance of its obligations, and its carrying on of permitted activities, or the exercise of its rights, under this Agreement.

      (b) The Purchaser shall indemnify, defend and hold OccuLogix harmless, and hereby forever releases and discharges OccuLogix, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of the Purchaser under this Agreement or (b) the gross negligence or willful misconduct of the Purchaser or any of its Affiliates in the performance of its obligations, and its carrying on of permitted activities, or the exercise of its rights, under this Agreement.

      (c) A party (the "Indemnitee") that intends to claim indemnification under this Section 4.3 shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other indemnitor similarly notified, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Section 4.3 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 4.3 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Section 4.3. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 4.3 and shall cause its employees and agents to do the same to the extent it is able.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      5.1 EXISTENCE. Each party hereby represents and warrants to the other party that such party is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

      5.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Each party hereby represents and warrants to the other party that such party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

                                   ARTICLE 6
                                CONFIDENTIALITY

      6.1 CONFIDENTIALITY COVENANT.

      (a) Each party will at all times, both during the term of this Agreement and thereafter, keep and hold all Confidential Information of the other party in the strictest confidence and, without the other party's prior written consent, will not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this Agreement.

      (b)   Each party agrees:

            (i) that it will not disclose to any Third Party or use any Confidential Information disclosed to it by the other party except as expressly permitted in this Agreement or disclosed with other party's prior written consent; and

            (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

      (c)   Notwithstanding the foregoing,  each party may disclose Confidential
            Information:

            (i) to the extent any of the terms of this Agreement must be disclosed pursuant to applicable securities laws;

            (ii) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law; provided the party notifies the other, and the other party has the opportunity to prevent or limit such disclosure; or

            (iii) on  a   "need-to-know"   basis,   under   an   obligation   of
                  confidentiality by the recipient, to its Affiliates and to its Affiliates' authorized agents, contractors, legal counsel, accountants, banks and other financing sources and their respective advisors.

      (d) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the prior written consent of the other party, except to the extent that OccuLogix and its Affiliates may use similar provisions of the terms herein with other purchasers for similar purposes as stated herein.

      6.2 RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, each party will return to the other all copies of any Confidential Information of the other which is then in its possession or control, and will remove all digital representations thereof in any form from all electronic storage media in its possession or under its control, except that the Recipient Party may retain a record of such Confidential Information in its files for the sole purpose of identifying the specific Confidential Information in respect of which it has ongoing obligations under this Agreement.

      6.3 NON-SOLICITATION. OccuLogix and the Purchaser each agree that during the term of this Agreement and for a period of two years after it is terminated, that it will not directly or indirectly solicit for employment any employee, consultant, advisor or other individual employed or engaged by the other or any of its Affiliates during the term of this Agreement.

                                   ARTICLE 7
                              TERM AND TERMINATION

      7.1 TERM. This Agreement will commence on the Effective Date and, subject to Sections 7.2, 7.3 and 7.4, will continue until March 31, 2008, provided that this Agreement shall be automatically renewed for successive one-year terms if the Purchaser is actively providing mobile apheresis services in at least 15 states in the United States on March 31, 2008 and on March 31 of each year thereafter. Notwithstanding the foregoing, the provisions of this Agreement providing for the supply of a particular Product shall terminate upon the termination of any agreement OccuLogix has with the manufacturer or distributor of such Product for the supply of such Product to OccuLogix. OccuLogix shall notify Purchaser within thirty (30) days of becoming aware of any such termination.

      7.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party, if the breaching party has not cured such breach within twenty 20 business days after notice thereof from the other party.

      7.3 TERMINATION ON CHANGE OF CONTROL. OccuLogix shall have the right to terminate this Agreement upon a Change of Control, exclusive of any merger outcome with HemaCare Corporation.

      7.4 TERMINATION ON CHANGE OF MANAGEMENT. OccuLogix shall have the right to terminate this Agreement should Dr. Richard Davis, the Purchaser's current Chairman and Chief Executive Officer be removed both (i) from a position on the board of directors of Rheogenx Biosciences Corporation and (ii) as a member of the senior management team of the Purchaser. , provided that such right to terminate shall not be effective upon the death, disability or retirement of Dr. Richard Davis unless such death, disability or retirement occurs within five years from the Effective Date.

      7.5 POST-TERMINATION ORDERS. OccuLogix's acceptance of any Order after the expiration or termination of this Agreement shall not be construed as a renewal or extension of this Agreement, or as a waiver of the right to terminate or of any other matter of right.

                                   ARTICLE 8
                                    GENERAL

      8.1 NOTICES. Every notice provided for in this Agreement shall be written and directed to the party to whom delivered or given and will be delivered or given at:

          If to OccuLogix, to:

          2600 Skymark Avenue, Bldg 9,
          Suite 201
          Mississauga, Ontario L4W 5B2
          Attention:  Chief Executive Officer
          Fax:  905.602.7623
          If to Purchaser, to:

          Rheogenx Biosciences Corporation and/or
          PhercSys Therapeutics Corporation
          1107 Investment Blvd., Suite 240
          El Dorado Hill, CA  95762
          Attention:  President and Chief Executive Officer
          Fax:  416.939.9553

Each such notice will be: (i) personally delivered or by courier; (ii) sent by telex, telecopier or other direct written electronic means; or (iii) sent by registered mail. Any notice sent by way of the means described in (i) above will be deemed to have been given and received on the business day on which it has been personally delivered provided that if such notice has not been delivered on a business day, then it will be deemed to have been given and received on the next business day thereafter. Any notice sent by way of the means described in
(ii) above will be deemed to have been given and received on the date on which it was transmitted provided that if such notice has not been transmitted on a business day or it was not transmitted prior to 5:00 p.m. (local time of the intended recipient) on the business day that it was transmitted, then it will be deemed to have been given and received on the next business day thereafter. Any notice sent by the means described in (iii) above will be deemed to have been given and received on the third business day following the date upon which it has been mailed. If mail service is, or is threatened to be, interrupted at any time when a notice is required to be given thereunder, then such notice will be given by the means described in (i) or (ii) above. Each party may change its address for the purposes of this Section 8.1 from time to time by giving written notice of such change to the other party in accordance with this Section 8.1.

      8.2 ENTIRE AGREEMENT. This Agreement, together with any Schedules attached to this Agreement and any agreements and documents to be delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of any of the parties in respect of the subject matter hereof.

      8.3 INJUNCTIVE RELIEF. Each party acknowledges that its failure to comply with the provisions of this Agreement may cause irreparable harm to the other party which cannot be adequately compensated for in damages, and accordingly acknowledges that the other party will be entitled to obtain, in addition to any other remedies available to it, interlocutory and permanent injunctive relief to restrain any anticipated, present or continuing breach of this Agreement.

      8.4 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach, non-observance or by anything done or omitted to be done by another party. The waiver by a party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

      8.5 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction and appropriate amendments will be made to this Agreement to put the party who is disadvantaged by such invalidity or unenforceability in the same financial position as if no provision hereof were invalid or unenforceable. The parties agree to immediately negotiate in good faith a replacement for any such provision in order to preserve the interests of the parties to the extent permitted by law.

      8.6 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

      8.7 FORCE MAJEURE. Notwithstanding any provision herein to the contrary, neither party shall be deemed to be in default hereunder for failing to provide any of the Products or to perform other obligations to be performed pursuant to this Agreement if such failure is the result of any labor dispute, act of God, inability to obtain labor or materials, governmental restrictions or any other event which is beyond such party's reasonable control. Such party will use diligent efforts to remedy such failure or interruption. Neither party shall be liable for injury to the other party's business or practice or for any loss of income therefrom or for damage to the goods, wares or other property caused by any such failure or interruption. The Purchaser shall have the right to cancel any Order to the extent there is any delay in excess of sixty (60) days in the delivery of such Order resulting from a force majeure event.

      8.8 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of, and will be binding on, the parties and their respective successors and permitted assigns. Each of the Purchaser and OccuLogix may assign this Agreement and its respective rights and obligations hereunder only to one of its Affiliates or to a purchaser of, or to a successor by merger or reorganization to, all or substantially all of its respective assets and not to any other Person.

      8.9 RELATIONSHIP OF PARTIES. Each of the parties hereto are independent contractors. Nothing herein will be construed to place the parties in a relationship of principal and agent, partners or joint venturers, and neither party will have the power to obligate or bind the other party in any manner whatsoever.

      8.10 COUNTERPART AND FACSIMILE. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. The signature of any of the parties hereto may be evidenced by a facsimile copy of this Agreement bearing such signature. Such signature shall be valid and binding as if an original executed copy of the Agreement has been delivered.

      BY SIGNING BELOW, the parties agree to be bound by the terms of this Agreement as of the date of this Agreement first above mentioned.

                                           OCCULOGIX, INC.


                                           By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                           RHEOGENX BIOSCIENCES CORPORATION


                                           By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE 1

                               PRODUCTS AND PRICES

OCTONOVA(R) APHERESIS MACHINE

The OctoNova apheresis machine is a microprocessor controlled state-of-the-art blood and plasma therapy machine used in patients requiring numerous forms of extracorporeal therapy and, in RHEO Therapy in particular, for the removal of macromolecular plasma components in its performance of Rheopheresis.

The OctoNova(R) comes with a one year on-site full service warranty. Initial installation, calibration and operator training will be provided by OccuLogix.

FILTERS

PLASMAFLO(R) [OP-05W(L)] PLASMA SEPARATOR

In plasma therapy, the Plasmaflo(R) Plasma Separator performs the key initial function of separating the plasma from whole blood, and is used in conjunction with a second column (the Rheofilter(R)) for purification of the separated plasma, which may then be returned to the patient. It thus enables the efficient removal of harmful substances, with simultaneous replenishment of clotting factors.

RHEOFILTER(R) (AR-2000) PLASMA COMPONENT SEPARATOR

The Rheofilter(R) Plasma Component Separator is used as part of an extracorporeal treatment system in combination with a plasma separator (Plasmaflo(R)) for improvement in Rheological parameters, for treatment of dysproteinemia due to abnormal plasma viscosity and for removal of high molecular weight proteins which may influence disorders of the microcirculation.

TUBING SETS

Both Filters as above shall include their disposable tubing sets.

[NTD:  INITIAL PRICING INFORMATION TO BE ADDED.]

                                   SCHEDULE 2

                            GEOGRAPHIC AREAS SCHEDULE



[NTD:  TO BE SETTLED.]